Exhibit 10.4(c)

THIRD AMENDMENT

TO THE

EMPIRE BLUE CROSS AND BLUE SHIELD

EMPLOYEE SAVINGS PLAN

As Amended and Restated as of January 1, 2001

WHEREAS, Empire HealthChoice, Inc. doing business as Empire Blue Cross and Blue Shield (“Empire”) has sponsored the Empire Blue Cross and Blue Shield Employee Savings Plan (the “Plan”); and

WHEREAS, WellChoice, Inc. (the “Company”), as the successor to Empire, has adopted the Plan; and

WHEREAS, pursuant to Section 12.1 of the Plan, the Company, as successor to Empire, has the right to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan effective as of the close of business on November 7, 2002 to reflect the change in the sponsorship of the Plan from Empire to the Company; and

WHEREAS, the Company desires to amend the Plan effective as of January 1, 2002, to make technical corrections to the restated document, and to incorporate in “good faith” certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) including: modifying the rollover and hardship withdrawal provisions of the Plan; and

WHEREAS, the Company desires to amend the Plan, effective as of January 1, 2003, to incorporate the “model” Internal Revenue Service (“IRS”) language regarding minimum required distributions; and

WHEREAS, the Company has submitted the Plan to the IRS for a determination on the qualified status of the Plan, and the Company desires to amend the Plan effective, as of January 1, 2001, to make certain typographical revisions that were requested by the IRS as part of the review process.

NOW THEREFORE, the Plan is hereby amended as follows:

1. Effective as of the close of business on November 7, 2002, Article I of the Plan is amended by deleting Section 1.1 in its entirety and by inserting the following new Section 1.1 in its place:

“1.1

History. Blue Cross of Northeastern New York, Inc. adopted the Plan (‘originally named the Blue Cross of Northeastern New York, Inc. Employee Savings and Protection Plan’) on November 1, 1983. On June 5, 1985, subsequent to the merger of Blue Cross of Northeastern New York, Inc. into Empire Blue Cross and Blue Shield (“Empire”), Empire adopted the Plan for its Albany

Division employees and renamed it the Empire Blue Cross and Blue Shield Employee Savings Plan. Effective as of October 1, 1987, the Plan was amended and restated to comply with the Internal Revenue Code of 1986 and regulations thereunder, and to extend coverage to all eligible employees of Empire. The Plan was subsequently amended and restated effective as of January 1, 1989 and as of January 1, 2001. As of the close of business on November 7, 2002, upon Empire’s conversion to a for-profit entity, Empire ceased to sponsor the Plan which was adopted, along with all associated assets and liabilities, by WellChoice, Inc. the successor employer.”

2. Effective as of the close of business on November 7, 2002, Article II of the Plan is further amended by deleting Section 2.8 in its entirety and by inserting the following in its place:

“2.8	‘Administrator’ means WellChoice, Inc.”

3. Effective as of the close of business on November 7, 2002, Article II of the Plan is further amended by deleting Section 2.14 in its entirety and by inserting the following in its place:

“2.14	‘Board of Directors’ means the board of directors of WellChoice, Inc.”

4. Effective as of January 1, 2002, Article II of the Plan is further amended by deleting the second paragraph of subsection 2.17(b) in its entirety and inserting the following in its place:

“The Compensation taken into account for determining all benefits provided under the Plan shall not exceed $200,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17))(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.”

5. Effective as of the close of business on November 7, 2002, Article II of the Plan is further amended by deleting Section 2.27 in its entirety and by renumbering the subsequent Sections of Article II respectively to reflect the deletion.

6. Effective as of January 1, 2001, Article II of the Plan is further amended by changing the Plan cite in the first sentence of the last paragraph of Section 2.40 (as renumbered) from “Section 1.35 to “Section 2.40.”

7. Effective as of the close of business on November 7, 2002, Article II of the Plan is further amended by deleting Section 2.28 (as renumbered) in its entirety and by inserting the following new Section 2.28 in its place:

“2.28	‘Employer’ means WellChoice or any subsidiary or affiliated company of WellChoice, as set forth in Exhibit A, which has adopted the Plan, which is designated by the Board as an Employer under the Plan, and whose designation as such has become effective and continues in effect.”

8. Effective as of the close of business on November 7, 2002, Article II of the Plan is further amended by inserting a new Section 2.81 to read as follows, and by renumbering the subsequent Sections of Article II respectively to reflect the insertion:

“2.81	‘WellChoice’ means WellChoice, Inc., and any successor thereto by merger, consolidation, or sale or other transfer of substantially all its assets.”

9. Effective as of the close of business on November 7, 2002, the Plan is further amended by replacing each subsequent reference to “Empire” throughout the Plan document with a reference to “WellChoice.”

10. Effective as of January 1, 2001, Article III of the Plan is amended by changing the Plan cite in Section 3.2(b) from “Section 2.81” to “Section 2.82”.

11. Effective as of January 1, 2002, Article IV of the Plan is amended by deleting subsection 4.5(a)(1) in its entirety and by inserting the following in its place:

“(1)	The contribution is a pre-tax ‘rollover contribution’ which the Code permits to be transferred to a qualified plan described in Section 401(a) or 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Rollover Contributions into this Plan from an eligible plan under Section 457(b) of the Code as described in the preceding sentence shall be separately accounted for in the Employee’s Rollover Account.”

12. Effective as of January 1, 2002, Article IV of the Plan is amended by the addition of the following sentence at the end of Section 5.4:

“Notwithstanding the foregoing, this Section 5.4 shall not apply for Plan Years beginning after December 31, 2001.”

13. Effective as of January 1, 2002, Article X of the Plan is amended by deleting the first sentence of Section 10.9(a) and by inserting the following new sentence in its place:

“If a Participant’s Vested Account exceeds $5,000 (excluding any Rollover Contributions), and his or her Vested Account is immediately distributable, the Participant and, if the Participant is married, the Participant’s spouse (or, if either the Participant or the Participant’s spouse has died, the survivor), must consent to any distribution of such Vested Account.”

14. Effective as of January 1, 2003, Article X of the Plan is amended by adding the following sentence to the end of subsection 10.11(d):

“For purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, the provisions of Article X.A shall apply.”

15. Effective as of January 1, 2002, Article X of the Plan is further amended by deleting Section 10.12 in its entirety and by inserting the following in its place:

“10.12	Small-Sum Payment. If a Participant’s Vested Account does not exceed $5,000, excluding any Rollover Contributions made in accordance with Section 4.5, then notwithstanding any contrary provision in this Article X, his or her Vested Account shall be paid in a lump sum upon the Participant’s termination of service. If the value of a Participant’s Vested Account is zero at the time he or she terminates service, the Participant shall be deemed to have received a distribution of such Vested Account.”

16. Effective as of January 1, 2002, Article X of the Plan is further amended by deleting subsection 10.13(b) in its entirety and by inserting the following in its place:

“(b)	The following definitions shall apply for purposes of this Section 10.13:

(1)	‘Eligible Rollover Distribution’ means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives – (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any distribution which is made upon hardship of the Distributee, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless such portion is transferred only to an individual retirement account or annuity described in Section 408(a)

or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)	‘Eligible Retirement Plan’ means an individual retirement account described in Code Section 408(a), an individual retirement annuity plan described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b) or an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(3)	‘Distributee’ includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

(4)	‘Direct Rollover’ means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.”

17. Effective as of January 1, 2002, Article IX of the Plan is amended by deleting subsection 9.2(d) in its entirety, by relettering subsections 9.2 “(e)” and “(f)” as subsections “(d)” and “(e)”, and by inserting the following new subsection 9.2(d) (as relettered) as follows:

“(d)	The Participant’s Elective Deferral Contributions under the Plan and elective contributions and employee contributions under all other tax-qualified or nonqualified deferred compensation plans maintained by an Employer or a Related Employer shall be suspended for a period of six months after the Hardship Withdrawal is made. A Participant who received a Hardship Withdrawal in calendar year 2002 shall be suspended from making any Elective Deferral Contributions under the Plan and elective contributions and employee contributions under all other tax-qualified or nonqualified deferred compensation plans maintained by an Employer or a Related Employer for six months after the Participant’s receipt of a Hardship Withdrawal or until January 1, 2002, if later.”

18. Effective as of January 1, 2003, the Plan is amended by the addition of a new Article X.A to read as follows:

“ARTICLE X.A

MINIMUM DISTRIBUTION REQUIREMENTS

10.A.1	General Rules.

(a)	Effective date. The provisions of this Article X.A will apply for purposes of determining required minimum distributions for calendar years beginning on and after January 1, 2003.

(b)	Precedence. The requirements of this Article X.A will take precedence over any inconsistent provisions of the Plan.

(c)	Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

10.A.2	Time and Manner of Distribution.

(a)	Required Beginning Date. The Participant’s entire retirement benefit will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(b)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire retirement benefit will be distributed, or begin to be distributed, no later than as follows:

(1)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s retirement benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.A.2, other than 10.A.2(b), will apply as if the surviving spouse were the Participant.

For purposes of the Section 10.A.2(b) and Section 10.A.4, unless Section 10.A.2(b)(4) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 10.A.2(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 10.A.2(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse under Section 10.A.2(b)(1)) the date distributions are considered to begin is the date distributions actually commence.

(c)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 10.A.3 and 10.A.4 of this Article X.A. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

10.A.3	Required Minimum Distributions During Participant’s Lifetime

(a)	Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year, or

(2)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 10.A.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

10.A.4	Required Minimum Distributions After Participant’s Death.

(a)	Death On or After Date Distribution Begins.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the Beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies before the date of distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 10.A.4(a).

(2)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.A.2(a), this Section 10.A.4(b) will apply as if the surviving spouse were the Participant.

10.A.5	Definitions

(a)	Designated beneficiary. The individual who is designated as the Beneficiary under Section 2.13 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 10.A.2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	Required Beginning Date. The date specified in Section 2.67 of the Plan.”

19. Effective as of January 1, 2002, Article XI of the Plan is amended by deleting Section 11.5 in its entirety and inserting the following in its place:

“11.5	Claims Procedure:

(a)	Claims for benefits under the Plan shall be submitted in writing to the Administrator (or its delegate) on a form prescribed for such purpose. Within 90 days after receipt of a claim for benefits under the Plan, or within 45 days in the case of a claim for benefits based upon disability, the Administrator (or its delegate) shall give written notice to the claimant of its decision on the claim unless the Administrator (or its delegate) determines that special circumstances require an extension of time for processing the claim.

(i)	If an extension of time is needed for processing a claim, other than a claim for benefits based upon disability, a written notice shall be furnished to the claimant within the 90-day period referred to above. The notice shall state the special circumstances requiring the extension and the date by which a decision can be expected. In no event, however, shall such decision be made more than 180 days from the date the claim was filed.

(ii)	If an extension of time is needed for processing a claim for benefits based upon disability, a written notice shall be furnished to the claimant within the 45-day period referred to above. The notice shall state the special circumstances requiring the extension and the date by which a decision can be expected. In no event shall such date by which a decision is expected to be rendered be more than 75 days from the date the claim is received. If prior to the end of the 30-day extension period, the Administrator (or its delegate) determines that due to reasons beyond its control a decision cannot be given within the 30-day extension period, the decision period may be extended for an additional 30 days.

If an additional 30-day extension is needed for processing a claim for benefits based upon disability, a written notice shall be furnished to the claimant within the initial 30-day extension, referred to above. The notice shall state the circumstances requiring the additional extension and the date by which a decision is expected. In no event shall the date by which a decision is expected to be rendered be later than: 105 days after the date on which the claim was filed.

In the event an extension of time is needed for processing a claim for benefits based upon disability, the notice of extension shall specifically explain:

A. the standards on which entitlement to a benefit is based;

B. the unresolved issues that prevent a decision on the claim;

C. the additional information needed to resolve those issues; and

D. that the claimant shall be afforded 45 days within which to provide the specified information.

If the claimant must provide additional information to allow the Administrator (or its delegate) to make a decision on a claim for benefits based on disability, the period the Administrator (or its delegate) have for making a determination on the claim shall be tolled until the date the claimant responds to the request for additional information.

(b)	If a claim for benefits, including a claim for benefits based upon disability, is wholly or partially denied, the Administrator (or its delegate) shall provide the claimant with written or electronic notice, setting forth in a manner calculated to be understood by that individual:

(i)	the specific reason or reasons for the denial of benefits;

(ii)	specific references to the Plan provisions upon which the denial is based;

(iii)	a description of any additional material or information which may be needed to perfect the claim, including an explanation of why such material or information is necessary; and

(iv)	an explanation of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA if the claim is denied following review on appeal; and

(v)	in the case of a notice of denial of a claim for benefits based upon disability, the following:

A.	if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request; and

B.	if the adverse determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(c)	Any claimant whose claim for benefits is denied by the Administrator (or its delegate) may appeal to the Administrator (or its delegate) for review of the denial by making a written request therefore within 60 days of receipt of a notification of denial, or within 180 days in the case of a claim for benefits based upon disability. Any such request may include any written comments, documents, records and other information relating to the claim and may include a request for “relevant” documents to be provided free of charge. The claimant may, if he or she chooses, request a representative to make such written submissions on his or her behalf.

(i)	Except in the case of claim for benefits based upon disability as set forth in (ii) below, the Administrator (or its delegate) shall notify the claimant in writing within 60 days after the request for an appeal of its final decision. If, however, the Administrator (or its delegate) determines that special circumstances require additional time for processing, the Administrator (or its delegate) may extend such 60-day period, but not by more than an additional 60 days and shall notify the claimant in writing of such extension.

(ii)	In the case of claim for benefits based upon disability, the Administrator (or its delegate) shall notify the claimant in writing within 45 days after the request for an appeal of its final decision. If, however, the Administrator (or its delegate) determines that special circumstances require an additional time for processing, the Administrator (or its delegate) may extend the 45-day period by furnishing a written notice to the claimant before the termination of the initial 45-day period. The written notice shall specify the reasons for the extension and when the review shall be completed, provided such review shall be completed within 90 days after the date on which the request for review was filed. A review of a denial of a claim for benefits based upon disability:

A.	shall not be conducted by individuals who made the initial adverse determination, nor a subordinate of such individuals;

B.	shall be conducted, if the claim is based, in whole or in part, on a medical judgment, upon consultation with a health care professional who has appropriate experience in the field of medicine involved in the medical judgment and who has neither consulted in connection with the initial adverse determination, nor is a subordinate of the individuals who made the initial adverse determination; and

C.	shall provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

(iii)	If the period of time is extended due to a claimant’s failure to submit information necessary to decide the claim, the period for making the determination on appeal shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(d)	In the case of an adverse benefit determination on appeal, the Administrator (or its delegate) will provide written notification to the claimant, set forth in a manner calculated to be understood by the claimant, of:

(i)	the specific reason or reasons for the adverse determination on appeal;

(ii)	the specific Plan provisions on which the denial of the appeal is based;

(iii)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information “relevant” to the claimant’s claim for benefits; and

(iv)	a statement of the claimant’s right to bring a civil action under ERISA Section 502(a); and

(v)	in the case of an adverse determination on appeal for a claim for benefits based upon disability, the following:

A.	the same information as in the initial benefit determination notice regarding internal rules, documents, guidelines, protocols, or other similar criterion (or the claimant’s access to that information);

B.	the same statement as in the initial benefit determination notice regarding denials based on medical necessity or experimental treatments;

C.	a description of the claimant’s right to obtain additional information upon request about voluntary appeal procedures and the following statement: “You and your

Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.

(e)	A decision on review shall be final and binding on all persons for all purposes. If a claimant shall fail to file a request for appeal according to the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court, and the denial of the claim shall become final and binding on all persons for all purposes.

(f)	For purposes of this Section 11.5, a document, record or other information shall be considered “relevant” to a claimant’s claim if such document, record or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or (iii) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination.”

20. Effective as of January 1, 2002, Article XIV of the Plan is amended by adding the following to the end of Section 14.1:

“The present values of accrued benefits of an Employee as of the applicable determination date shall be increased by the distribution made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the applicable determination date. The preceding sentence shall also apply to distributions under a terminated plan which had it not been terminated would have aggregated with the Plan as part of the required aggregation group. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting ‘5-year period’ for ‘1-year period.’ The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the applicable determination date shall not be taken into account.”

21. Effective as of January 1, 2002, Article XIV of the Plan is further amended by adding the following to the end of Section 14.2:

“Matching Contributions shall be taken into account for purposes of satisfying the minimum benefit requirements of this Section 14.2. Matching Contributions that are used to satisfy the minimum benefit requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.”

22. Effective as of January 1, 2002, Article XIV of the Plan is further amended by deleting subsection 14.3(c) in its entirety and by inserting the following in its place:

“(c)	‘Key employee’ means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the applicable determination date was: (1) an officer of the Employer or a Related Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), (2) a five percent owner of the Employer or a Related Employer, or (3) a one percent owner of the Employer or a Related Employer having annual compensation greater than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.”

23. Effective as of the close of business on November 7, 2002 Schedule A to the Plan is amended by deleting Schedule A in its entirety and replacing it with the following:

“SCHEDULE A

Effective Dates

The provisions of this amended and restated Plan are effective January 1, 1999 except as otherwise provided in the Plan or below:

Provision Effective December 12, 1994:

1.	Section 13.14 (military service).

Provision Effective January 1, 1996:

1.	Definition of Required Beginning Date in Article II renumbered from Section 2.68 to Section 2.67 effective as of the close of business on November 7, 2002.

Provisions Effective January 1, 1997:

1.	Section 2.17 (elimination of family attribution rules from Compensation definition).

2.	Definition of Highly Compensated Employee in Article II renumbered from Section 2.41 to Section 2.40 effective as of the close of business on November 7, 2002.

3.	Sections 5.2, 5.3 (nondiscrimination tests).

Provisions Effective March 22, 2000:

1.	Section 6.2(b) (default investment fund).

2.	Section 10.2(f) (flexible distribution option).

Provision Effective January 1, 2001:

1.	Change in corporate name in Article II from Empire Blue Cross and Blue Shield to Empire HealthChoice, Inc. doing business as Empire Blue Cross and Blue Shield (deleted effective as of the close of business on November 7, 2002).

Provision Effective November 8, 2002:

1.	Section 2.81 (change of Plan sponsor from Empire HealthChoice Inc. doing business as Empire Blue Cross and Blue Shield to WellChoice, Inc. in conjunction with restructuring from not-for-profit to for-profit).”

IN WITNESS WHEREOF, the Company has executed this amendment as of this 18th day of December, 2002.

WELLCHOICE, INC.

By:	/s/ Michael A. Stocker, M.D.